LITHIA & DRIVEWAY (LAD) INCREASES REVENUE 54%, EPS 99%, AND ADJUSTED EPS 103%, RECORD FIRST QUARTER PERFORMANCE
________________________________________________

INCREASES DIVIDEND TO $0.42 PER SHARE FOR FIRST QUARTER

Medford, Oregon, April 20, 2022 - Lithia & Driveway (NYSE: LAD) today reported the highest first quarter revenue and earnings per share in company history.

First quarter 2022 revenue increased 54% to $6.7 billion from $4.3 billion in the first quarter of 2021.

First quarter 2022 net income attributable to LAD per diluted share was $11.55, a 99% increase from $5.81 per diluted share reported in the first quarter of 2021. Adjusted first quarter 2022 net income attributable to LAD per diluted share was $11.96, a 103% increase compared to $5.89 per diluted share in the same period of 2021.

First quarter 2022 net income was $344 million, a 120% increase compared to net income of $156 million in the same period of 2021. Adjusted first quarter 2022 net income was $356 million, a 125% increase compared to adjusted net income of $158 million for the same period of 2021.

As shown in the attached non-GAAP reconciliation tables, the 2022 first quarter adjusted results exclude a $0.41 per diluted share net non-core charge related to a non-cash unrealized investment loss and acquisition expenses, partially offset by a net gain on the sale of stores. The 2021 first quarter adjusted results include a $0.08 per diluted share net non-core charge related to a non-cash unrealized investment loss, a net loss on the sale of stores, insurance reserves, and acquisition expenses.

First Quarter-over-Quarter Comparisons and Operating Highlights:

•Revenues increased 54.4%
•New vehicle retail revenues increased 39.6%
•Used vehicle retail revenues increased 65.2%
•Driveway reached 1 million monthly unique visitors
•Driveway achieved 3,100 transactions in March, quarterly transaction volumes increased over 1,000%
•Driveway Finance (DFC) became #1 lender to LAD customers with 6.2% penetration rate
•F&I per unit increased 28.6% to $2,260
•Service, body, and parts revenues increased 55.4%
•Total vehicle gross profit per unit increased 55.4% to $6,825
•Adjusted SG&A as a percentage of gross profit improved by 550 basis points from 62.6% to 57.1%

“Our teams delivered another record quarter with strong results across all channels,” said Bryan DeBoer, Lithia & Driveway's President and CEO. “Our highly adaptable model generated significant free cash flows and Driveway and DFC each achieved impressive milestones. Combined with our teams’ unique ability to quickly integrate acquired businesses, our path forward to being a diversified, omni-channel retailer has never been clearer.”

Corporate Development
LAD recently acquired three Stellantis stores in Las Vegas, diversifying our brand mix in that growing market. Collectively the stores are expected to generate $400 million in annualized revenues. Year-to-date, LAD has acquired $1.1 billion in annualized revenues and since the announcement of the 2025 Plan in July 2020, we have acquired $11.5 billion in annualized revenues.

“Our recent strong performance has provided significant optionality in our execution of the 2025 Plan,” said DeBoer. “We have deployed incremental capital to Driveway and DFC while maintaining our accelerated acquisition cadence and providing immediate shareholder return through opportunistic share repurchases. These actions are transforming LAD and bringing us closer to the day when each billion dollars of revenues produces significantly more than a dollar of EPS.”

Balance Sheet Update
We ended the first quarter with approximately $1.6 billion in cash and availability on our revolving lines of credit. In addition, our unfinanced real estate could provide additional liquidity of approximately $1.1 billion.

Dividend Payment and Share Repurchases
Our Board of Directors approved a dividend of $0.42 per share related to first quarter 2022 financial results. We expect to pay the dividend on May 27, 2022 to shareholders of record on May 13, 2022.

Year-to-date, we have repurchased 515,130 shares at a weighted average price of $292.80. Approximately $572 million remains available under our authorization.

First Quarter Earnings Conference Call and Updated Presentation
The first quarter 2022 conference call may be accessed at 10:00 a.m. ET today by telephone at 877-407-8029. An updated presentation highlighting the first quarter 2022 results has been added to our investor relations website. To listen live on our website or for replay, visit investors.lithiadriveway.com and click on quarterly earnings.

About Lithia & Driveway (LAD)
LAD is a growth company focused on profitably consolidating the largest retail sector in North America through providing personal transportation solutions wherever, whenever, and however consumers desire.

Sites
www.lithia.com
investors.lithiadriveway.com
www.lithiacareers.com
www.driveway.com
www.greencars.com
www.drivewayfinancecorp.com

Lithia & Driveway on Facebook
https://www.facebook.com/LithiaMotors
https://www.facebook.com/DrivewayHQ

Lithia & Driveway on Twitter
https://twitter.com/lithiamotors
https://twitter.com/DrivewayHQ
https://twitter.com/GreenCarsHQ

Contact:
Tina Miller
SVP and Chief Financial Officer
IR@lithia.com
(541) 864-1748

Forward-Looking Statements
Certain statements in this presentation, and at times made by our officers and representatives, constitute forward-looking statements within the meaning of the “Safe Harbor”provisions of the Private Securities Litigation Reform Act of 1995. Generally, you can identify forward-looking statements by terms such as “project,” “outlook,” “target,” “may,” “will,” “would,” “should,” “seek,” “expect,” “plan,” “intend,” “forecast,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “likely,” “goal,” “strategy,” “future,” “maintain,” and “continue” or the negative of these terms or other comparable terms. Examples of forward-looking statements in this presentation include, among others, statements regarding:

•Future market conditions, including anticipated car and other sales levels and the supply of inventory
•Our business strategy and plans, including our 2025 Plan (or “50/50” Plan) and any business expansion
•The growth, expansion, make-up and success of our network, including our acquiring additional and accretive stores
•Annualized revenues from acquired stores
•The growth and performance of our Driveway e-commerce home solution and Driveway Finance, their synergies and other impacts on our business and our realizing Driveway and Driveway Finance-related targets
•The impact of sustainable vehicles and other market and regulatory changes on our business

•Our capital allocations and uses and levels of capital expenditures in the future
•Future expected operating and financial results, such as projections of improved store performance and generation of future revenue or earnings
•Our anticipated financial condition and liquidity, including from our cash and the future availability of our credit facility, unfinanced real estate and other financing sources
•Our continuing to purchase shares under our share repurchase program
•Impacts from the continued COVID-19 pandemic
•Our compliance with financial and restrictive covenants in our credit facility and other debt agreements
•Our programs and initiatives for employee recruitment, training, and retention
•Our strategies for customer retention, growth, market position, financial results and risk management

Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Forward-looking statements are not guarantees of future performance, and our actual results of operations, financial condition and liquidity and development of the industry in which we operate may differ materially from those made in or suggested by the forward-looking statements in this presentation. Therefore, you should not rely on any of these forward-looking statements. The risks and uncertainties that could cause actual results to differ materially from estimated or projected results include, without limitation:

•Future national and local economic and financial conditions, including as a result of the COVID-19 pandemic, inflation and governmental programs and spending
•The market for dealerships, including the availability of stores to us for an acceptable price
•Changes in customer demand, our relationship with, and the financial and operational stability of, OEMs and other suppliers
•Changes in the competitive landscape, including through technology and our ability to deliver new products, services and customer experiences and a portfolio of in-demand and available vehicles
•Risks associated with our indebtedness, including available borrowing capacity, interest rates, compliance with financial covenants and ability to refinance or repay indebtedness on favorable terms
•The adequacy of our cash flows and other conditions which may affect our ability to fund capital expenditures, obtain favorable financing and pay our quarterly dividend at planned levels
•Disruptions to our technology network including computer systems, as well as natural events such as severe weather or man-made or other disruptions of our operating systems, facilities or equipment
•Government regulations and legislation
•The risks set forth throughout “Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in “Part I, Item 1A. Risk Factors” of our most recent Annual Report on Form 10-K, and in “Part II, Item 1A. Risk Factors” of our Quarterly Reports on Form 10-Q, and from time to time in our other filings with the SEC.

Any forward-looking statement made by us in this presentation is based only on information currently available to us and speaks only as of the date on which it is made. Except as required by law, we undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Non-GAAP Financial Measures
This presentation contains non-GAAP financial measures such as adjusted net income and diluted earnings per share, adjusted SG&A as a percentage of revenue and gross profit, adjusted operating margin, adjusted operating profit as a percentage of revenue and gross profit, adjusted pre-tax margin and net profit margin, EBITDA, adjusted EBITDA, leveraged EBITDA and adjusted total debt. Non-GAAP measures do not have definitions under GAAP and may be defined differently by and not comparable to similarly titled measures used by other companies. As a result, we review any non-GAAP financial measures in connection with a review of the most directly comparable measures calculated in accordance with GAAP. We caution you not to place undue reliance on such non-GAAP measures, but also to consider them with the most directly comparable GAAP measures. We present cash flows from operations in the attached tables, adjusted to include the change in non-trade floor plan debt to improve the visibility of cash flows related to vehicle financing. As required by SEC rules, we have reconciled these measures to the most directly comparable GAAP measures in the attachments to this release. We believe the non-GAAP financial measures we present improve the transparency of our disclosures; provide a meaningful presentation of our results from core business operations, because they exclude items not related to core business operations and other non-cash items; and improve the period-to-period comparability of our results from core business operations. These presentations should not be considered an alternative to GAAP measures.

LAD
Consolidated Statements of Operations (Unaudited)
(In millions except per share data)

	Three months ended March 31,		%
			Increase
	2022	2021	(Decrease)
Revenues:
New vehicle retail	$3,061.8	$2,193.2	39.6%
Used vehicle retail	2,234.5	1,352.2	65.2
Used vehicle wholesale	385.8	135.2	185.4
Finance and insurance	313.2	198.4	57.9
Service, body and parts	627.8	404.0	55.4
Fleet and other	82.2	60.0	37.0
Total revenues	6,705.3	4,343.0	54.4%
Cost of sales:
New vehicle retail	2,660.5	2,036.5	30.6
Used vehicle retail	2,010.7	1,216.0	65.4
Used vehicle wholesale	378.1	130.6	189.5
Service, body and parts	298.8	185.8	60.8
Fleet and other	79.1	58.6	35.0
Total cost of sales	5,427.2	3,627.5	49.6
Gross profit	1,278.1	715.5	78.6%
SG&A expense	726.1	450.4	61.2
Depreciation and amortization	39.2	26.8	46.3
Income from operations	512.8	238.3	115.2%
Floor plan interest expense	(4.9)	(6.8)	(27.9)
Other interest expense	(30.1)	(23.5)	28.1
Other income (expense), net	(8.0)	3.4	NM
Income before income taxes	469.8	211.4	122.2%
Income tax expense	(126.2)	(55.2)	128.6
Income tax rate	26.9%	26.1%
Net income	$343.6	$156.2	120.0%
Net income attributable to non-controlling interests	(0.5)	—	NM
Net income attributable to redeemable non-controlling interest	(0.9)	—	NM
Net income attributable to LAD	$342.2	$156.2	119.1%

Diluted earnings per share attributable to LAD:
Net income per share	$11.55	$5.81	98.8%

Diluted shares outstanding	29.6	26.9	10.0%
NM - not meaningful

LAD
Key Performance Metrics (Unaudited)

	Three months ended March 31,		%
			Increase
	2022	2021	(Decrease)
Gross margin
New vehicle retail	13.1%	7.1%	600	bps
Used vehicle retail	10.0	10.1	(10)
Finance and insurance	100.0	100.0	—
Service, body and parts	52.4	54.0	(160)
Gross profit margin	19.1	16.5	260

Unit sales
New vehicle retail	64,942	53,864	20.6%
Used vehicle retail	73,689	59,027	24.8
Total retail units sold	138,631	112,891	22.8

Average selling price
New vehicle retail	$47,146	$40,718	15.8%
Used vehicle retail	30,323	22,907	32.4

Average gross profit per unit
New vehicle retail	$6,179	$2,910	112.3%
Used vehicle retail	3,037	2,307	31.6
Finance and insurance	2,260	1,757	28.6
Total vehicle(1)	6,825	4,392	55.4

Revenue mix
New vehicle retail	45.7%	50.5%
Used vehicle retail	33.3	31.1
Used vehicle wholesale	5.8	3.1
Finance and insurance, net	4.7	4.6
Service, body and parts	9.4	9.3
Fleet and other	1.1	1.4

Gross Profit Mix
New vehicle retail	31.4%	21.9%
Used vehicle retail	17.5	19.0
Used vehicle wholesale	0.6	0.6
Finance and insurance, net	24.5	27.7
Service, body and parts	25.8	30.6
Fleet and other	0.2	0.2

	Adjusted		As reported
	Three months ended March 31,		Three months ended March 31,
Other metrics	2022	2021	2022	2021
SG&A as a % of revenue	10.9%	10.3%	10.8%	10.4%
SG&A as a % of gross profit	57.1	62.6	56.8	62.9
Operating profit as a % of revenue	7.6	5.6	7.6	5.5
Operating profit as a % of gross profit	39.9	33.7	40.1	33.3
Pretax margin	7.2	4.9	7.0	4.9
Net profit margin	5.3	3.6	5.1	3.6
(1)Includes the sales and gross profit related to new, used retail, used wholesale and finance and insurance and unit sales for new and used retail

LAD
Same Store Operating Highlights (Unaudited)

	Three months ended March 31,		%
			Increase
	2022	2021	(Decrease)
Revenues
New vehicle retail	$2,022.3	$2,076.6	(2.6)%
Used vehicle retail	1,654.1	1,266.8	30.6
Finance and insurance	218.4	187.3	16.6
Service, body and parts	437.4	386.0	13.3
Total revenues	4,584.0	4,103.6	11.7

Gross profit
New vehicle retail	$272.5	$149.3	82.5%
Used vehicle retail	163.5	127.5	28.2
Finance and insurance	218.4	187.3	16.6
Service, body and parts	238.6	208.9	14.2
Total gross profit	897.2	678.8	32.2

Gross margin
New vehicle retail	13.5%	7.2%	630	bps
Used vehicle retail	9.9	10.1	(20)
Finance and insurance	100.0	100.0	—
Service, body and parts	54.6	54.1	50
Gross profit margin	19.6	16.5	310

Unit sales
New vehicle retail	42,232	51,145	(17.4)%
Used vehicle retail	54,813	55,304	(0.9)

Average selling price
New vehicle retail	$47,885	$40,602	17.9%
Used vehicle retail	30,177	22,906	31.7

Average gross profit per unit
New vehicle retail	$6,453	$2,919	121.1%
Used vehicle retail	2,983	2,305	29.4
Finance and insurance	2,251	1,759	28.0
Total vehicle(1)	6,767	4,401	53.8
(1)Includes the sales and gross profit related to new, used retail, used wholesale and finance and insurance and unit sales for new and used retail

LAD
Other Highlights (Unaudited)

	As of
	March 31,	December 31,
	2022	2021
Days Supply(1)
New vehicle inventory	27	24
Used vehicle inventory	50	61
(1) Days supply calculated based on current inventory levels, including in-transit vehicles, and a 30-day historical cost of sales level.

Financial covenants
	Requirement	As of March 31, 2022
Current ratio	Not less than 1.10 to 1	1.60 to 1
Fixed charge coverage ratio	Not less than 1.20 to 1	5.19 to 1
Leverage ratio	Not more than 5.75 to 1	1.16 to 1

LAD
Condensed Consolidated Balance Sheets (Unaudited)
(In millions)

	March 31, 2022	December 31, 2021
Cash, restricted cash, and cash equivalents	$161.4	$174.8
Trade receivables, net	923.8	910.0
Inventories, net	2,697.3	2,385.5
Other current assets	102.1	63.0
Total current assets	$3,884.6	$3,533.3

Property and equipment, net	3,244.5	3,052.6
Intangibles	1,976.0	1,776.4
Other non-current assets	2,975.7	2,784.6
Total assets	$12,080.8	$11,146.9

Floor plan notes payable	1,391.0	1,190.1
Other current liabilities	1,434.1	1,212.7
Total current liabilities	$2,825.1	$2,402.8

Long-term debt	3,395.2	3,185.7
Other long-term liabilities and deferred revenue	917.9	895.2
Total liabilities	$7,138.2	$6,483.7

Equity	4,942.6	4,663.2
Total liabilities & equity	$12,080.8	$11,146.9

LAD
Summarized Cash Flow from Operations (Unaudited)
(In millions)

	Three months ended March 31,
	2022	2021
Net income	$343.7	$156.2
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	39.2	26.8
Stock-based compensation	10.5	8.0
Gain on disposal of assets	0.9	0.3
Loss (gain) on sale of franchises	(10.0)	0.7
Unrealized investment loss (gain)	14.9	0.3
Deferred income taxes	11.3	10.4
Amortization of operating lease right-of-use assets	3.6	8.2
(Increase) decrease:
Trade receivables, net	(80.4)	(126.7)
Inventories	(244.9)	244.6
Other assets	(256.6)	(59.0)
Increase (decrease):
Floor plan notes payable, net	33.7	107.3
Trade payables	26.0	47.8
Accrued liabilities	111.5	76.7
Other long-term liabilities and deferred revenue	22.9	(2.1)
Net cash provided by operating activities	$26.3	$499.5

LAD
Reconciliation of Non-GAAP Cash Flow from Operations (Unaudited)
(In millions)

	Three months ended March 31,
Net cash provided by operating activities	2022	2021
As reported	$26.3	$499.5
Floor plan notes payable, non-trade, net	177.1	(74.8)
Less: Borrowings on floor plan notes payable, non-trade associated with acquired new vehicle inventory	(47.6)	(69.3)
Adjusted	$155.8	$355.4

LAD
Reconciliation of Certain Non-GAAP Financial Measures (Unaudited)
(In millions, except for per share data)

	Three Months Ended March 31, 2022
	As reported	Net disposal gain on sale of stores	Investment loss	Acquisition expenses	Adjusted
Selling, general and administrative	$726.1	$10.0	$—	$(6.6)	$729.5
Operating income	512.8	(10.0)	—	6.6	509.4
Other income (expense), net	(8.0)	—	14.9	—	6.9

Income before income taxes	469.8	(10.0)	14.9	6.6	481.3
Income tax (provision) benefit	(126.2)	2.6	—	(1.9)	(125.5)
Net income	$343.6	$(7.4)	$14.9	$4.7	$355.8
Net income attributable to non-controlling interests	(0.5)	—	—	—	(0.5)
Net income attributable to redeemable non-controlling interest	(0.9)	—	—	—	(0.9)
Net income attributable to LAD	$342.2	$(7.4)	$14.9	$4.7	$354.4

Diluted earnings per share attributable to LAD	$11.55	$(0.25)	$0.50	$0.16	$11.96
Diluted share count	29.6

	Three Months Ended March 31, 2021
	As reported	Net disposal loss on sale of stores	Investment loss	Insurance reserves	Acquisition expenses	Adjusted
Selling, general and administrative	$450.4	$(0.7)	$—	$(0.8)	$(1.3)	$447.6
Operating income	238.3	0.7	—	0.8	1.3	241.1
Other income (expense), net	3.4	—	0.3	—	—	3.7

Income before income taxes	211.4	0.7	0.3	0.8	1.3	214.5
Income tax (provision) benefit	(55.2)	(0.2)	(0.1)	(0.2)	(0.4)	(56.1)
Net income attributable to LAD	$156.2	$0.5	$0.2	$0.6	$0.9	$158.4

Diluted earnings per share attributable to LAD	$5.81	$0.02	$0.01	$0.02	$0.03	$5.89
Diluted share count	26.9

LAD
Adjusted EBITDA and Net Debt to Adjusted EBITDA (Unaudited)
(In millions)

	Three months ended March 31,		%
			Increase
	2022	2021	(Decrease)
EBITDA and Adjusted EBITDA
Net income	$343.6	$156.2	120.0%
Flooring interest expense	4.9	6.8	(27.9)
Other interest expense	30.1	23.5	28.1
Income tax expense	126.2	55.2	128.6
Depreciation and amortization	39.2	26.8	46.3
EBITDA	$544.0	$268.5	102.6%

Other adjustments:
Less: flooring interest expense	$(4.9)	$(6.8)	(27.9)
Less: used vehicle line of credit interest	(0.2)	—	NM
Add: acquisition expenses	6.6	1.3	407.7
Add: loss (gain) on divestitures	(10.0)	0.7	NM
Add: investment loss	14.9	0.3	NM
Add: insurance reserves	—	0.8	(100.0)
Adjusted EBITDA	$550.4	$264.8	107.9%
NM - not meaningful

	As of				%
	March 31,				Increase
Net Debt to Adjusted EBITDA	2022		2021		(Decrease)
Floor plan notes payable: non-trade	$1,002.8		$1,480.7		(32.3)%
Floor plan notes payable	388.2		341.5		13.7
Used and service loaner vehicle inventory financing facility	730.0		—		NM
Revolving lines of credit	257.1		100.0		157.1
Real estate mortgages	573.8		604.7		(5.1)
Finance lease obligations	112.1		245.0		(54.2)
Asset backed notes	278.3		—		NM
5.250% Senior notes due 2025	—		300.0		(100.0)
4.625% Senior notes due 2027	400.0		400.0		—
4.375% Senior notes due 2031	550.0		550.0		—
3.875% Senior notes due 2029	800.0		—		NM
Other debt	1.7		2.3		(26.1)
Unamortized debt issuance costs	(25.2)		(17.7)		42.4
Total debt	$5,068.8		$4,006.5		26.5%

Less: Floor plan related debt	$(2,121.0)		$(1,822.2)		16.4%
Less: Cash, restricted cash, and cash equivalents	(161.4)		(175.7)		(8.1)
Less: Availability on used vehicle and service loaner financing facilities	(55.2)		(455.5)		(87.9)
Net Debt	$2,731.2		$1,553.1		75.9%

TTM Adjusted EBITDA	$2,018.0		$999.7		101.9%

Net debt to Adjusted EBITDA	1.35	x	1.55	x
NM - not meaningful